Exhibit 10.18
Agreement to File Schedules
     Coconut Palm Acquisition Corp., a company formed under the laws of the State of Delaware (“Coconut Palm”), hereby agrees to provide supplementally to the United States Securities and Exchange Commission (“SEC”), such schedules to the Agreement and Plan of Merger dated as of April 7, 2006 by and among Coconut Palm, Equity Broadcasting Corporation and certain shareholders of Equity Broadcasting Corporation, as the SEC may request.
Agreed as of this 29th day of November, 2006

/s/ Richard C. Rochon

Richard C. Rochon Chairman of the Board and Chief Executive Officer